SCHEDULE 14A
                               (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                            EXCHANGE ACT OF 1934

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                        CENTURY PROPERTIES FUND XVII
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               (Name of Registrant as Specified in Its Charter)

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                              PRELIMINARY COPY

                        CENTURY PROPERTIES FUND XVII
                         1873 South Bellaire Street
                           Denver, Colorado 80222


                              August __, 1999

Dear Limited Partner:

            We are writing to request your consent to an amendment (the "Amendment") of the Agreement of Limited Partnership of Century Properties Fund XVII (the "Partnership") to extend the term of the Partnership from December 31, 2006 to December 31, 2021. Enclosed for your consideration is a Consent Solicitation Statement, dated August__, 1999 (the "Solicitation Statement"), and a form of Consent of Limited Partner (the "Consent Form") for indicating whether or not you wish to grant your consent to the Amendment. The consent of limited partners who own more than 50% of all outstanding limited partnership units is required to approve the Amendment.

            The Amendment will enable the Partnership to refinance the mortgage debt secured by the Cooper's Pond Apartments, which is due next month, with a new 20-year loan. The refinancing is expected to result in lower interest costs for the Partnership and a cash distribution to the limited partners, all as more fully described in the enclosed Solicitation Statement.

            Fox Partners, the managing general partner of the Partnership, recommends that you consent to the Amendment by completing, dating and signing the enclosed Consent Form and returning it in the enclosed pre-addressed, postage-paid envelope.

            Your participation is important. Please note that this solicitation will expire at 5:00 p.m., New York City time, on _________, 1999.

            If you have any questions or require any assistance in completing and returning the Consent Form, please contact Corporate Investors Communication, Inc. at P.O. Box 2065, South Hackensack, New Jersey 07606- 2065; telephone ( ) ___-____.

                                    Very truly yours,

                                    CENTURY PROPERTIES FUND XVII

                                    By:  FOX PARTNERS
                                         Managing General Partner




                        CENTURY PROPERTIES FUND XVII
                         1873 SOUTH BELLAIRE STREET
                           DENVER, COLORADO 80222

                       CONSENT SOLICITATION STATEMENT


      This Consent Solicitation Statement is being furnished to limited partners ("Limited Partners") of record as of the close of business on August __, 1999 (the "Record Date"), of Century Properties Fund XVII, a California limited partnership (the "Partnership"), in connection with the solicitation of consents to an amendment (the "Amendment") of the Partnership's Agreement of Limited Partnership to extend the term of the Partnership from December 31, 2006 to December 31, 2021.

      The Amendment will enable the Partnership to refinance the mortgage debt secured by the Cooper's Pond Apartments with a new 20-year loan which will bear interest below the current loans (the "Refinancing"). The Refinancing is expected to result in lower interest costs for the Partnership and a cash distribution to holders of units of limited partnership interest ("Units").

      This Consent Solicitation Statement is being solicited by Fox Partners, the managing general partner of the Partnership (the "General Partner"), on behalf of the Partnership. This Consent Solicitation Statement, and the accompanying form of Consent of Limited Partner (the "Consent Form"), are first being mailed to Limited Partners on or about August , 1999.

            THE GENERAL PARTNER RECOMMENDS THAT LIMITED PARTNERS CONSENT TO THE AMENDMENT.

            THIS SOLICITATION OF CONSENTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________, 1999 (THE "EXPIRATION DATE").

      Questions and requests for assistance may be directed to Corporate Investors Communication, Inc. at P.O. Box 2065, South Hackensack, New Jersey 07606-2065; at telephone number ( ) ___-____.

RECORD DATE; CONSENTS REQUIRED

      The Partnership has fixed August __, 1999 as the Record Date for determining limited partners entitled to notice of and to consent to the Amendment. Only limited partners of record on the Record Date may execute and deliver a Consent Form. Approval of the Amendment requires the affirmative consent of Limited Partners who own more than 50% of the Partnership's outstanding Units. As of the Record Date, there were 75,000 Units issued and outstanding. Accordingly, approval of the Amendment will require the affirmative consent of Limited Partners who own at least 37,501 Units. The Amendment will become effective on the Expiration Date, provided consents from Limited Partners owning at least 37,501 Units have been received.

SOLICITATION OF CONSENTS

      Consents will be solicited by mail, telephone, e-mail and in person. Solicitations may be made by representatives of the General Partner, none of whom will receive additional compensation for such solicitations. The cost of preparing, assembling, printing and mailing this Consent Solicitation Statement and the enclosed Consent Form will be borne by the Partnership.

CONSENT PROCEDURES

      LIMITED PARTNERS WHO DESIRE TO CONSENT TO THE AMENDMENT SHOULD DO SO BY MARKING THE APPROPRIATE BOX ON THE CONSENT FORM INCLUDED HEREWITH, AND SIGNING, DATING AND DELIVERING THE CONSENT FORM TO THE PARTNERSHIP BY MAIL IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE, BY OVERNIGHT COURIER OR BY FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ABOVE AND ON THE CONSENT FORM, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND THEREIN.

      All Consent Forms that are properly completed, signed and delivered to the Partnership and not properly revoked (See "Revocation of Instructions" below) prior to the Expiration Date, will be given effect in accordance with the specifications thereof. IF A CONSENT FORM IS DELIVERED AND NEITHER THE "CONSENTS," THE "WITHHOLDS CONSENT" NOR THE "ABSTAIN" BOX IS MARKED, BUT THE CONSENT FORM IS OTHERWISE PROPERLY COMPLETED AND SIGNED, THE LIMITED PARTNER WILL BE DEEMED TO HAVE CONSENTED TO THE AMENDMENT.

      Consent Forms must be executed in exactly the same manner as the name(s) in which ownership of the Units is registered. If the Units to which a Consent Form relates are held by two or more joint holders, all such holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Consent Form evidence satisfactory to the Partnership of authority to execute the Consent Form.

      The execution and delivery of a Consent Form will not affect a Limited Partner's right to sell or transfer the Units. All Consent Forms received by the Partnership (and not properly revoked) prior to the Expiration Date will be effective notwithstanding a record transfer of such Units subsequent to the Record Date, unless the Limited Partner revokes such Consent Form prior to 5:00 p.m., New York City time, on the Expiration Date by following the procedures set forth under "Revocation of Instructions" below.

      All questions as to the validity, form and eligibility (including time of receipt) regarding consent procedures will be determined by the General Partner in its sole discretion, which determination will be conclusive and binding. The Partnership reserves the right to reject any or all Consent Forms that are not in proper form. The Partnership also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consent Forms. Unless waived, all such defects or irregularities in connection with the deliveries of Consent Forms must be cured within such time as the General Partner determines. Neither the General Partner nor any of its affiliates or any other persons shall be under any duty to give any notification of any such defects of irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this solicitation by the General Partner shall be conclusive and binding.

REVOCATION OF INSTRUCTIONS

      Any Limited Partner who has delivered a Consent Form to the Partnership may revoke the instructions set forth in such Consent Form by delivering to the Partnership a written notice of revocation prior to 5:00 p.m., New York City time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Consent Form must
(i) contain the name of the person who delivered the Consent Form, (ii) be in the form of a subsequent Consent Form marked either as "CONSENTS," "WITHHOLDS CONSENT" or "ABSTAINS," as the case may be, or in a writing delivered to the General Partner stating that the prior Consent Form is revoked, (iii) be signed by the Limited Partner in the same manner as the original signature on the Consent Form, and (iv) be received by the Partnership prior to 5:00 p.m. New York City time, on the Expiration Date at its address set forth on the Consent Form. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or is not received in a timely manner will not be effective to revoke the instructions set forth in a Consent Form previously given. A revocation of the instructions set forth in a Consent Form can only be accomplished in accordance with the foregoing procedures. NO LIMITED PARTNER MAY REVOKE THE INSTRUCTIONS SET FORTH IN A CONSENT FORM AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

NO APPRAISAL RIGHTS

      Limited partners of the Partnership are not entitled to dissenters' appraisal rights under California law or the Partnership's Agreement of Limited Partnership in connection with the Amendment.

GENERAL PARTNER'S RECOMMENDATION

      The General Partner recommends that Limited Partners consent to the Amendment. The General Partner believes that the Amendment is in the best interests of the Partnership and its Limited Partners. In making its determination, the General Partner considered the terms of the proposed Refinancing (see "Refinancing") and alternatives to such Refinancing (see "Alternatives Considered"). The General Partner also considered that the Amendment may also help to facilitate the favorable refinancing of approximately $21,700,000 of the Partnership's mortgage debt which matures in the next several months.

THE REFINANCING

      The Amendment will enable the Partnership to refinance the mortgage debt secured by the Cooper's Pond Apartments with a new 20-year loan. The Refinancing is expected to result in lower interest costs for the Partnership and an expected cash distribution to Unitholders.

      As of July 31, 1999, the existing mortgage debt relating to Cooper's Pond Apartments consists of (i) a loan with a current principal balance of $3,431,674, that bears interest at 8% per year and matures on September 30, 1999, and (ii) a loan with a current principal balance of $4,133,695, that bears interest at 8.5% per year and matures in January, 2000.

      The existing debt would be repaid with the proceeds of a new loan expected to have an original principal amount of approximately $8,270,000 and to mature in 2019. The new loan is expected to have a fixed interest rate equal to 1.79% above the 10 year Treasury Note rate, at the time the interest rate is fixed. From July 1, 1999 to August 12, 1999, such interest rate would have been between 7.32% and 7.94% and on August 12, 1999 would have been 7.86%. The exact interest rate will be determined in the future. The new loan would be non-recourse (with customary exceptions for fraud, misappropriation of funds and environmental liability), and would be fully amortized over the 20 year term. The new loan would have non funded reserves for taxes, insurance and replacement reserves. Further, the new loan could be prepaid in full until 90 days prior to the maturity date, upon payment of a prepayment penalty. For the first 15 years of the loan, the prepayment penalty would be calculated based on a formula that calculates yield maintenance. Thereafter, the prepayment penalty would be equal to 1% of the principal amount outstanding. As a condition to making the new loan, the lender is requiring that the Partnership's Agreement of Limited Partnership be amended to extend the term of the Partnership beyond the proposed maturity date of the new loan. The proceeds from the new loan would be used to repay the existing mortgage debt and related costs (expected to be approximately $7,442,942), to pay other transaction fees and expenses associated with the Refinancing (expected to be approximately $206,750) and to pay deferred maintenance at the property (estimated to be approximately $52,600). The remainder of the proceeds (estimated to be approximately $ 567,708) would be distributed to the holders of Units pro rata, including Units held by the General Partner and its affiliates.

ALTERNATIVES CONSIDERED

      The existing mortgage debt secured by Cooper's Pond Apartments matures in September 1999. The Partnership does not have sufficient cash on hand (or other liquid assets) to repay this debt. Consequently, the General Partner considered two alternatives to the proposed Refinancing: (i) a refinancing of the debt with a new loan with a maturity on or prior to the expiration of the Partnership's current term (December 31, 2006); and (ii) a sale of the property.

      A refinancing with a loan with a maturity on or prior to the expiration of the Partnership's current term (December 31, 2006) would have resulted in borrowing at a much greater cost. The General Partner believes that interest rates associated with such a loan would be higher than the proposed loan.

       The General Partner also considered a sale of the property, but believes that a sale of the property at the current time would not be advantageous given market conditions, the condition of the property and the tax consequences to limited partners. In particular, the General Partner considered the potential for future appreciation in the value of the property and the fact that limited partners would be allocated taxable gain resulting from the sale of the property. The General Partner cannot predict when Cooper's Pond Apartments or any other property will be sold or otherwise disposed of. The General Partner continually considers whether a property should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for the Partnership. The General Partner recognized that the proposed Refinancing would not prohibit or unduly restrict the Partnership's ability to sell the property in the future prior to the expiration of the extended term of the Partnership.

INTERESTS OF CERTAIN PERSONS

      An affiliate of the General Partner manages your Partnership's properties and receives management fees and reimbursement of its expenses. In 1998, these fees and expenses totaled $680,000. In addition, the General Partner receives fees and reimbursement of its expenses for managing the Partnership. In 1998, these fees and expenses totaled $242,000. The extension of the term of the Partnership may result in such fees continuing to be paid for a longer period than would be the case if the term of the Partnership expired in 2006. Therefore, the interests of the General Partner and its affiliates in continuing the Partnership may be different than those of the Limited Partners who desire to have the partnership dissolved and liquidated more quickly. See "Security Ownership of Certain Beneficial Owners and Management."

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the material U.S. federal income tax consequences to limited partners of the refinancing is based upon current U.S. federal tax law which is subject to change, possibly with retroactive effect. This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant in the particular circumstances of each limited partner or to limited partners subject to special treatment under the Code. In addition, this summary does not address any state, local or foreign tax consequences. No ruling from the Internal Revenue Service ("IRS") will be requested with respect to the U.S. federal income tax consequences of the refinancing and, as such, there can be no assurance that the IRS will agree with the summary set forth herein.

      EACH LIMITED PARTNER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE AMENDMENT AND THE REFINANCING, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

      As an initial matter, the extension of the Partnership's term as provided by the Amendment will not have any tax consequences to Limited Partners.

      In general, the Code provides that an increase in a partner's share of partnership liabilities is treated as a cash contribution by such partner to the partnership with a corresponding increase in the partner's tax basis in its partnership interest. Conversely, to the extent a partner's share of partnership liabilities is reduced, such reduction is treated as a distribution of cash by the partnership to the partner with a corresponding reduction in the partner's tax basis in its partnership interest. In general, to the extent a partner receives cash distributions in excess of such partner's tax basis in its partnership interest, taxable gain is recognized.

      As of July 31, 1999, the aggregate balance on the existing loans was $7,565,369. The principal amount of the new loan (part of which will be used to satisfy the existing loans in full) will be $8,270,000, or $704,631 more than the existing loans. Each Limited Partner's adjusted tax basis in its Partnership interest will be increased by its pro rata share of such excess, or approximately $9.40 per Unit. Following the completion of the refinancing, the Partnership anticipates making a pro rata cash distribution of approximately $567,708, or $7.57 per Unit. As noted above, while this cash distribution will reduce the adjusted tax basis of the Limited Partners' interests in the Partnership, a Limited Partner will not recognize taxable gain unless the cash it receives exceeds its adjusted tax basis. Therefore, the refinancing and distribution should not result in the recognition of taxable income to the Limited Partners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      On October 1, 1998, Insignia Financial Group, Inc. merged into Apartment Investment Management Company ("AIMCO"), and on February 26, 1999, Insignia Properties Trust merged into AIMCO. As a result of these transactions, AIMCO acquired indirect ownership of the General Partner.

      No director or officer of the General Partner owns any Units. The following table sets forth certain information regarding Units of the Partnership owned by each person who is known by the Partnership to own beneficially more than 5% of the Units as of July 30, 1999:


     Name and address* of        Amount and Nature of
       Beneficial Owner            Beneficial Owner         Percent of Class
     AIMCO Properties L.P.           5,166.50 (1)                 6.8%
      Insignia Properties            25,833.50 (2)               34.4%
             L.P.

------------------------------
*  1873 South Bellaire Street, Denver, Colorado  80222

(1) Includes 3,369.50 Units owned by IPLP Acquisitions I L.L.C., which is owned by AIMCO Properties, L.P. The Units may be deemed beneficially owned by AIMCO-GP, Inc. (which is the general partner of AIMCO Properties, L.P.) and AIMCO (which owns AIMCO-GP, Inc.)

(2) The Units may be deemed beneficially owned by AIMCO/IPT, Inc. (which is the general partner of Insignia Properties, L.P.) and AIMCO (which owns AIMCO/IPT, Inc.)

      Insignia Properties, L.P. has entered into an agreement under which it has agreed to vote its Units (i) on all matters submitted by it or its affiliates, in proportion to the votes cast by non-affiliated Unitholders and (ii) against any increase in compensation payable to the General Partner or its affiliates.


                                    CENTURY PROPERTIES FUND XVII

                                    By:   FOX PARTNERS
                                          Managing General Partner


August ___, 1999




                             PRELIMINARY COPY                     APPENDIX

                        CENTURY PROPERTIES FUND XVII
                         1873 South Bellaire Street
                           Denver, Colorado 80222


                         CONSENT OF LIMITED PARTNER


      The undersigned, a limited partner of Century Properties Fund XVII (the "Partnership"), and the holder of units ("Units") of limited partnership interest in the Partnership, acting with respect to all of the Units owned by the undersigned, hereby:

      [__]  Consents    [__]  Withholds Consent [__]  Abstains

with respect to an amendment (the "Amendment") of Section 4.3 of the Partnership's Agreement of Limited Partnership to read in its entirety as follows: "The Partnership shall commence on the date of filing of the certificate of limited partnership and shall continue until December 31, 2021, unless previously terminated in accordance with the provisions of this Partnership Agreement."

      IF NO ELECTION IS SPECIFIED, ANY OTHERWISE PROPERLY COMPLETED AND SIGNED CONSENT FORM WILL BE DEEMED TO BE A CONSENT TO THE AMENDMENT.

      The undersigned hereby acknowledges receipt of the Consent
Solicitation Statement, dated __________, 1999. THIS CONSENT IS SOLICITED ON BEHALF OF CENTURY PROPERTIES FUND XVII, BY FOX PARTNERS, THE MANAGING GENERAL PARTNER.

      A fully completed, signed and dated copy of this Consent Form should be sent to the Partnership by mail or overnight courier to the address specified above, or by fax to the fax number specified above, prior to 5:00 p.m., New York City time on ____________, 1999.



Dated:____________, 1999            By:____________________________________


                                       ____________________________________
                                       Please Print Name

                              If held jointly:

                                    By:____________________________________


                                       ____________________________________
                                       Please Print Name

Please sign exactly as you hold your Partnership Units. When signing as an attorney-in-fact, executors, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.